EXHIBIT 2.1


                         SHARE PURCHASE AGREEMENT



                              Lobike Pty Ltd
                           (A.C.N. 001 874 380)

                              Locana Pty Ltd
                           (A.C.N. 001 874 317)

                              Lofiva Pty Ltd
                           (A.C.N. 001 876 982)

                              Logela Pty Ltd
                           (A.C.N. 001 876 820)

                           David James McIntosh

                             John Ralph Rogan

                             Kenneth John Moon

                            Leslie Owen Miller

                                    and

                       Kysor Industrial Corporation






















THIS SHARE PURCHASE AGREEMENT is made on 16 DECEMBER 1995 between the following parties:

1. LOBIKE PTY LTD (A.C.N. 001 874 380) of 13 Hugh Street, Belmore New South Wales in its own capacity and as trustee for The Vernon Avenue Trust ("Lobike");

2. LOCANA PTY LTD (A.C.N. 001 874 317) of 13 Hugh Street, Belmore New South Wales in its own capacity and as trustee for The Leumeah Road Trust ("Locana");

3. LOFIVA PTY LTD (A.C.N. 001 876 982) of 13 Hugh Street, Belmore New South Wales in its own capacity and as trustee for The Sunset Place Trust ("Lofiva");

4. LOGELA PTY LTD (A.C.N. 001 876 820) of 13 Hugh Street, Belmore New South Wales in its own capacity and as trustee for The Cairnes Road Trust ("Logela"),

     Lobike, Logela, Lofiva and Locana together jointly and severally referred to as "the Sellers";

5. DAVID JAMES MCINTOSH of 36 The Grand Parade, Brighton-Le-Sands, New South Wales ("McIntosh");

6. JOHN RALPH ROGAN of 50 Huntingdale Drive, Denham Court, New South Wales ("Rogan");

7.   KENNETH JOHN MOON of 12 Fairway Drive, Kellyville, New South Wales
     ("Moon");

8. LESLIE OWEN MILLER of Unit 1303, The Connaught, 187 Liverpool Street, Sydney, New South Wales ("Miller"),

     McIntosh, Rogan, Moon and Miller together jointly and severally referred to as "the Guarantors"; and

9. KYSOR INDUSTRIAL CORPORATION, a company incorporated under the laws of Michigan, of One Madison Avenue, Cadillac, Michigan, United States of America ("the Buyer").

RECITALS:

A.   Lobike is the owner of the Lobike Rights.

B.   Locana is the owner of the Locana Rights.

C.   Lofiva is the owner of the Lofiva Rights.

D.   Logela is the owner of the Logela Rights.


E. Lobike agrees to sell and the Buyer agrees to buy the Lobike Rights on the terms and conditions set out in this agreement.

F. Locana agrees to sell and the Buyer agrees to buy the Locana Rights on the terms and conditions set out in this agreement.

G. Lofiva agrees to sell and the Buyer agrees to buy the Lofiva Rights on the terms and conditions set out in this agreement.

H. Logela agrees to sell and the Buyer agrees to buy the Logela Rights on the terms and conditions set out in this agreement.

I. The Guarantors agree to guarantee the obligations of the Sellers under this agreement.

THE PARTIES AGREE in consideration of, among other things, the mutual promises contained in this agreement:

                                  PART 1
                      DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

In this agreement:

"ACCOUNTING STANDARDS" means the accounting standards and practices determined under clause 1.4;

"ACCOUNTS" means the consolidated audited balance sheet of the Company Group as at the Accounts Date and the consolidated audited profit and loss account of the Company Group for the year ending on the Accounts Date annexed to this agreement as annexure A;

"ACCOUNTS DATE" means 30 June 1995;

"BUSINESS" means the business of the manufacture, sale, installation and servicing of refrigeration equipment carried on by the Company Group in Australia;

"BUSINESS DAY" means a day on which banks are open for business in Sydney, excluding a Saturday or a Sunday or a public holiday;

"CAIRNES ROAD TRUST" means the trust constituted by the Cairnes Road Trust
Deed;

"CAIRNES ROAD TRUST DEED" means the Deed of Trust dated 11 April 1979 between Robcharta Nominees (NSW) Pty Limited and Robert James Laurence;

"CAPPED LIABILITY WARRANTIES" means the Warranties other than Warranty 9.9 and part 23 of the Warranties;

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"CAPPED WARRANTY PERIOD" means the period commencing on the Completion Date and ending 14 days after the date of the adoption by the directors of the Company of the audited accounts of the Company for the financial year ending 30 June 1997;

"COLLATERAL SECURITY" means any present or future Security Interest, guarantee or other document or agreement reserved, created or entered into by the Sellers or any other person as security for the payment of any of the Guaranteed Moneys or for the performance of the obligations of the Sellers under this agreement;

"COMPANY" means Austral Refrigeration Pty Ltd (A.C.N. 001 702 594);

"COMPANY GROUP" means the Company and any Subsidiary of the Company and any one or more of them;

"COMPANY GROUP INTELLECTUAL PROPERTY RIGHTS" means any Intellectual Property Rights the Company Group uses or needs to carry on its business including but not limited to those listed in schedule 3;

"COMPLETION" means completion of the sale and purchase of the Rights under parts 3 and 7;

"COMPLETION DATE" means the date on which Completion occurs under clause
7.1;

"CONFIDENTIAL INFORMATION MEMORANDUM" means the undated Confidential Information Memorandum in respect of the Company Group issued by Hill Young;

"DISCLOSURE LETTER" means the letter from the Sellers to the Buyer dated on or before the date of this agreement which was delivered to the Buyer before the signing of this agreement and which contains disclosures in respect of the Warranties;

"DOLLARS" "A$" and "$" means the lawful currency of the Commonwealth of Australia;

"DUTY" means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes, but is not limited to, any interest, fine, penalty, charge or other amount imposed in respect of the above but excludes any Tax;

"ENVIRONMENTAL LAW" means any law, whether statute or common law, concerning environmental matters, and includes but is not limited to law concerning land use, development, pollution, waste disposal, toxic and hazardous substances, conservation of natural or cultural resources and resource allocation including any law relating to exploration for or development of any natural resource;


                       -3-
"ENVIRONMENTAL LIABILITY" means any obligation, expense, penalty or fine under Environmental Law which would or could be imposed upon the Buyer or any occupier of the Properties as a result of activities carried on during the ownership or occupation of the property by the Company Group, or by the Company Group's predecessors in title or by any previous occupier of the Properties;

"FREEHOLD PROPERTIES" means the freehold properties at which the Business is carried on listed in part 1 of schedule 8;

"GOVERNMENT AGENCY" means any government or governmental, semi-governmental, administrative, fiscal, or judicial body, department, commission, authority, tribunal, agency or entity;

"HILL YOUNG" means Hill Young & Associates Limited (A.C.N. 003 977 106);

"IMMEDIATELY AVAILABLE FUNDS" means cash or bank cheque;

"INDONESIAN JOINT VENTURE" means the Joint Venture constituted by a written agreement between the Company and PT Porkka Indonesia;

"INTELLECTUAL PROPERTY RIGHTS" includes both in Australia and throughout the world and for the duration of the rights:

(a) any patents, utility models, copyrights, registered or unregistered trade marks or service marks, trade names, brand names, indications of source or appellations of origin, eligible layout rights, plant variety rights, registered designs and commercial names and designations;

(b) any invention, discovery, trade secret, know-how, computer software and confidential, scientific, technical and product information;

(c) any other rights resulting from intellectual activity in the industrial, scientific, literary and artistic fields whether industrial, commercial, agricultural or extractive and whether dealing with manufactured or natural products; and

(d) any letters patent, deed of grant, certificate or document of title for any thing referred to in paragraphs (a), (b) or (c) and any medium in which any thing referred to in those paragraphs is stored or embodied;

"LAWRENCE" means Terry John Lawrence of 42 Edinburgh Road, Lilydale,
Victoria;

"LEUMEAH ROAD TRUST" means the trust constituted by the Leumeah Road Trust
Deed;



                       -4-
"LEUMEAH ROAD TRUST DEED" means the Deed of Trust dated 25 April 1979 between Robcharta Nominees (NSW) Pty Limited and Brian Harding;

"LICENSING AGREEMENTS" means the licensing and distribution agreements between any member of the Company Group and:

(a)  Kysor/Warren a division of the Buyer;

(b)  Ardco Inc.; and

(c)  Computer Process Controls Inc.;

"LOBIKE GUARANTEED MONEYS" means all debts and monetary liabilities of Lobike or McIntosh to the Buyer under or in relation to this agreement;

"LOBIKE PURCHASE PRICE" means the amount of $6,152,930;

"LOBIKE RIGHTS" means the right to subscribe for 3,031 ordinary shares of $1.00 each in the capital of the Company, which Lobike holds on trust for the Vernon Avenue Trust;

"LOCANA GUARANTEED MONEYS" means all debts and monetary liabilities of Locana or Rogan to the Buyer under or in relation to this agreement;

"LOCANA PURCHASE PRICE" means the amount of $6,154,960;

"LOCANA RIGHTS" means the right to subscribe for 3,032 ordinary shares of $1.00 each in the capital of the Company, which Locana holds on trust for the Leumeah Road Trust;

"LOFIVA GUARANTEED MONEYS" means all debts and monetary liabilities of Lofiva or Moon to the Buyer under or in relation to this agreement;

"LOFIVA PURCHASE PRICE" means the amount of $6,154,960;

"LOFIVA RIGHTS" means the right to subscribe for 3,032 ordinary shares of $1.00 each in the capital of the Company, which Lofiva holds on trust for the Sunset Place Trust;

"LOGELA GUARANTEED MONEYS" means all debts and monetary liabilities of Logela or Miller to the Buyer under or in relation to this agreement;

"LOGELA PURCHASE PRICE" means the amount of $6,154,960;

"LOGELA RIGHTS" means the right to subscribe for 3,032 ordinary shares of $1.00 each in the capital of the Company, which Logela holds on trust for the Cairnes Road Trust;




                       -5-
"MBO PARTNERS" means MBO Partners Limited, a company incorporated under the laws of the British Virgin Islands, as general partner for and on behalf of The Asian MBO Fund, L.P., an exempted limited partnership under the Exempted Limited Partnership Law of 1991 of the Cayman Islands;

"MBO SHARE PURCHASE AGREEMENT" means the Share Purchase Agreement dated on or about the date of this agreement between:

(a)  Lobike,

(b)  Locana;

(c)  Lofiva;

(d)  Logela;

(e)  McIntosh;

(f)  Rogan;

(g)  Moon;

(h)  Miller; and

(i)  MBO,

an unexecuted copy of which is annexed to this agreement as Annexure C;

"POWER" means any right, power, authority, discretion or remedy conferred by this agreement or any applicable law;

"PROPERTIES" means the Freehold Properties, the properties leased under the Property Leases and any properties occupied under licence by the Company Group;

"PROPERTY LEASES" means the leases of the real property at which the Business is carried on listed in part 2 of schedule 8;

"PURCHASE PRICE" means the amount of $24,617,810, being the aggregate of:

(a)  the Lobike Purchase Price;

(b)  the Locana Purchase Price;

(c)  the Lofiva Purchase Price; and

(d)  the Logela Purchase Price;




                       -6-
"RELATED CORPORATION" means a "related body corporate" as that expression is defined in the Corporations Law (on the basis that the term "subsidiary" in that definition has the same meaning as in this agreement) and includes a body corporate which is at any time after the date of this agreement a "related body corporate" but ceases to be a "related body corporate" because of an amendment, consolidation or replacement of the Corporations Law;

"RESTRUCTURING" means the restructuring of the Company Group described in
Section 7 of Volume 1 of the Confidential Information Memorandum;

"RIGHTS" means:

(a)  the Lobike Rights;

(b)  the Locana Rights;

(c)  the Lofiva Rights; and

(d)  the Logela Rights;

"SECURITY INTEREST" means an interest or power:

(a) reserved in or over an interest in any asset including, but not limited to, any retention of title; or

(b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of security for the payment of a debt or any other monetary obligation or the performance of any other obligation and includes, but is not limited to, any agreement to grant or create any of the above;

"SELLERS' SOLICITORS" means Manion McCosker of Level 7, 1 Chifley Square, Sydney, New South Wales;

"SHAREHOLDERS AGREEMENT" means the Shareholders Agreement to be entered into between:

(a)  Lobike,

(b)  Locana;

(c)  Lofiva;

(d)  Logela;

(e)  the Buyer;

(f)  MBO;

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(g)  Hill Young;

(h)  Lawrence;

(i)  McIntosh;

(j)  Rogan;

(k)  Moon;

(l)  Miller; and

(m)  the Company,

an unexecuted copy of which is annexed to this agreement as Annexure B;

"SUBSIDIARY" has the following meanings:

(a)  the meaning given to that expression in the Corporations Law;

(b) a corporation is a Subsidiary of another corporation if that other corporation has appointed or is in a position to appoint a director or directors who are in a position to cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a meeting of the board of directors of the first-mentioned corporation;

(c) a corporation is a Subsidiary of another corporation if at any time after the date of this agreement it is a Subsidiary but ceases to be a subsidiary as defined in the Corporations Law because of an amendment, consolidation or replacement of the Corporations Law;

"SUNSET PLACE TRUST" means the trust constituted by the Sunset Place Trust
Deed;

"SUNSET PLACE TRUST DEED" means the Deed of Trust dated 11 April 1979 between Robcharta Nominees (NSW) Pty Limited and Doris May Byrne;

"TAX" means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any Government Agency and includes, but is not limited to any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above but excludes Duty;

"TAX LAW" means any law relating to either Tax or Duty as the context requires;

"VERNON AVENUE TRUST" means the trust constituted by the Vernon Avenue
Trust Deed;


                       -8-
"VERNON AVENUE TRUST DEED" means the Deed of Trust dated 11 April 1979 between Robcharta Nominees Pty (NSW) Limited and Sarah Doris Mulhall; and

"WARRANTIES" means the warranties and representations set out in schedule
1.

1.2  INTERPRETATION

In this agreement, headings and underlinings are for convenience only and do not affect the interpretation of this agreement and, unless the context otherwise requires:

(a)  words importing the singular include the plural and vice versa;

(b)  words importing a gender include any gender;

(c) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(d) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e) a reference to any thing (including, but not limited to, any right) includes a part of that thing;

(f) a reference to a part, clause, party, annexure, exhibit or schedule is a reference to a part and clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

(g) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i) a reference to a party to a document includes that party's successors and permitted assigns;

(j) no provision of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

(k) a covenant or agreement on the part of two or more persons binds them jointly and severally;


                       -9-
(l) a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(m) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

(n) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

(o) a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(p)  a reference to a body, other than a party to this agreement
     (including, without limitation, an institute, association or authority), whether statutory or not:

     (1)  which ceases to exist; or

     (2)  whose powers or functions are transferred to another body,

     is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(q) a reference to "the Sellers" is a reference to Lobike, Locana, Lofiva and Logela jointly and severally; and

(r) a reference in the Warranties that a matter is "to the Knowledge of the Sellers" means that the matter:

     (1) is to the best of the knowledge, information or belief after making reasonable inquiries of; or

     (2)  ought to be known by a reasonable person in such a position as,

     any or all of:

     (3)  Lobike;

     (4)  Locana;

     (5)  Lofiva;

     (6)  Logela;


                      -10-
     (7)  McIntosh;

     (8)  Rogan;

     (9)  Moon;

     (10) Miller; or

     (11) Neild Alfred McIntosh.

1.3  BUSINESS DAY

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next following Business Day.

1.4  ACCOUNTING STANDARDS

In respect of any accounting practice relevant to this agreement, the following accounting standards apply:

(a)  the accounting standards required under the Corporations Law;

(b) if no accounting standard applies under the Corporations Law in relation to an accounting practice, the standards acceptable to the Australian Accounting Research Foundation, including:

     (1)  the Australian Accounting Concepts;

     (2)  the Australian Accounting Standards; and

     (3)  the Approved Accounting Standards; and

(c) if no accounting standard applies under clause 1.4(a) or 1.4(b), the accounting practice agreed between the parties.

                                  PART 2
                    CONDITIONS PRECEDENT FOR COMPLETION

2.1  CONDITIONS PRECEDENT

(a) FOREIGN INVESTMENT REVIEW BOARD APPROVAL: Completion will not proceed unless:

     (1) a notice in writing is issued by, or on behalf of, the Treasurer of the Commonwealth of Australia stating that the Commonwealth Government does not object to the parties entering into and completing this agreement either unconditionally or on terms acceptable to the Buyer; or



                      -11-
     (2) the Treasurer of the Commonwealth of Australia becomes precluded from making an order in respect of the acquisition of the Rights under the Foreign Acquisitions and Takeovers Act 1975 (Cth).

(b) SHAREHOLDERS AGREEMENT: Completion will not proceed unless the Buyer receives on the Completion Date an original of the Shareholders Agreement executed by each of:

     (1)  Lobike;

     (2)  Locana;

     (3)  Lofiva;

     (4)  Logela;

     (5)  MBO;

     (6)  Hill Young;

     (7)  Lawrence;

     (8)  McIntosh;

     (9)  Rogan;

     (10) Moon;

     (11) Miller; and

     (12) the Company.

(c) MBO SHARE PURCHASE AGREEMENT: Completion will not proceed unless the Buyer receives on the Completion Date an original of the MBO Share Purchase Agreement executed by each of:

     (1)  Lobike;

     (2)  Locana;

     (3)  Lofiva;

     (4)  Logela;

     (5)  McIntosh;

     (6)  Rogan;

     (7)  Moon;


                      -12-
     (8)  Miller; and

     (9)  MBO,

     and completion under the MBO Share Purchase Agreement occurs simultaneously with Completion.

(d) EQUITY INCENTIVE PLAN: Completion will not proceed unless the Buyer, MBO and the Sellers agree the terms of an equity incentive plan for senior managers employed by members of the Company Group.

(e) OTHER CONDITIONS PRECEDENT: Completion will not proceed if as at the Completion Date:

     (1) BREACH OF AGREEMENT: the Sellers have breached this agreement in a material respect;

     (2) WARRANTIES TRUE: any of the Warranties is or has become false, misleading or incorrect in a material respect (except to the extent disclosed in the Disclosure Letter);

     (3) DIVIDENDS AND DISTRIBUTIONS: the Company Group has paid any dividends or made any other payments or distributions of assets since the Accounts Date other than a dividend of $800,000 by Queensland Refrigeration Pty Ltd (A.C.N. 010 031 455) to its members;

     (4) ACQUISITION AND DISPOSAL: the Company Group has acquired or disposed of any assets since the Accounts Date other than:

          (A)  in the ordinary course of business;

          (B)  in connection with the Restructuring; or

          (C)  disclosed in the Disclosure Letter;

     (5) MATERIAL ADVERSE CHANGE: there has been a material adverse change affecting:

          (A) the Company Group taken as a whole or a significant part of the Company Group; or

          (B) the financial, business or trading position or prospects of the Company Group taken as a whole or a significant part of the Company Group,

          since the Accounts Date.




                      -13-
(f) ARTICLES OF ASSOCIATION: Completion will not proceed unless the Sellers, the Buyer and MBO agree a form of the Articles of Association of the Company consistent with the provisions of the Shareholders Agreement to be adopted by the Company on the Completion Date.

(g) PROPERTY: Completion will not proceed unless the Sellers, the Buyer and MBO agree a form of agreement for the acquisition by the Company from Jodune Pty Ltd (A.C.N. 001 689 309) of the properties situated at 66 Glendenning Road, Glendenning, New South Wales (being title reference folio identifier 541/850659) and Lot 4 and Lot 5, Power Street, Glendenning, New South Wales (being title reference folio identifiers 104/847635 and 105/847635) for a total purchase price of $8,250,000 and completion of that acquisition occurs on or before Completion.

2.2  BEST ENDEAVOURS

(a) The Buyer and Sellers must each use their best endeavours to satisfy the conditions precedent for Completion set out in clause 2.1 and the Buyer must lodge its application with the Foreign Investment Review Board to acquire the Rights on or before the Business Day following the date of this agreement.

(b) The Sellers must use their best endeavours to ensure that the Company Group does all things necessary to ensure that the conditions precedent set out in clause 2.1 are satisfied.

2.3  NOTICE

The Buyer and the Sellers must promptly notify the other in writing if any condition precedent for Completion in clause 2.1 is satisfied or cannot be satisfied.

2.4  WAIVER

The conditions precedent for Completion in clause 2.1(b), (d) and (e) may be waived only by the Buyer.

2.5  CUT-OFF DATE

If any condition precedent for Completion set out in clause 2.1 is not the subject of a notice under clause 2.3 from the Buyer or is not satisfied on or before 14 February 1996 or such later date as the parties may agree, either party may, by not less than 2 Business Days written notice to the other party, terminate this agreement. Upon termination, this agreement has no further effect and neither the Buyer nor the Sellers are liable to the other except:

(a)  under clause 5.1;


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(b)  under part 10;

(c)  under part 11; and

(d) in respect of any breach of this agreement occurring before termination.

                                  PART 3
                             SALE AND PURCHASE

3.1  SALE OF RIGHTS

Subject to clause 2.1, on the Completion Date:

(a) Lobike must sell and the Buyer must buy the Lobike Rights for the Lobike Purchase Price free of Security Interests and other third party rights and Lobike must renounce the Lobike Rights in favour of the Buyer;

(b) Locana must sell and the Buyer must buy the Locana Rights for the Locana Purchase Price free of Security Interests and other third party rights and Locana must renounce the Locana Rights in favour of the Buyer;

(c) Lofiva must sell and the Buyer must buy the Lofiva Rights for the Lofiva Purchase Price free of Security Interests and other third party rights and Lofiva must renounce the Lofiva Rights in favour of the Buyer; and

(d) Logela must sell and the Buyer must buy the Logela Rights for the Logela Purchase Price free of Security Interests and other third party rights and Logela must renounce the Logela Rights in favour of the Buyer.

                                  PART 4
                              PURCHASE PRICE

4.1  AMOUNT

The total price payable for the Rights is the Purchase Price.

4.2  PAYMENT

At Completion, the Buyer must pay to:

(a)  Lobike the Lobike Purchase Price;

(b)  Locana the Locana Purchase Price;



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(c)  Lofiva the Lofiva Purchase Price; and

(d)  Logela the Logela Purchase Price.

                                  PART 5
                         PAYMENT OF PURCHASE PRICE

5.1  PAYMENT AT COMPLETION

Subject to the Sellers' performance of their obligations under clauses 7.2 and 7.3, at Completion the Buyer must pay to:

(a)  Lobike the Lobike Purchase Price in Immediately Available Funds;

(b)  Locana the Locana Purchase Price in Immediately Available Funds;

(c)  Lofiva the Lofiva Purchase Price in Immediately Available Funds; and

(d)  Logela the Logela Purchase Price in Immediately Available Funds.

                                  PART 6
                         PERIOD BEFORE COMPLETION

6.1  CARRYING ON OF BUSINESS

Between the date of this agreement and Completion the Sellers must ensure that:

(a) the business of the Company Group is conducted in the ordinary course of ordinary business;

(b) the Company Group does not enter into any new commitment for more than $1,000,000 or for longer than 1 year without the prior written consent of the Buyer, which consent must not be unreasonably withheld;

(c) the Company Group does not acquire, dispose of, or create a Security Interest over any of its assets other than acquisitions or disposals of stock in trade in the ordinary course of ordinary business;

(d) the Company Group does not distribute or return any capital to its members;

(e) the Company Group does not pay any dividend to its members or pay any management fee, or similar amount, unless the Buyer first consents in writing;

(f) the Company Group does not issue or agree to issue any shares, options or securities which are convertible into shares in the Company Group other than as referred to in the Shareholders Agreement;


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(g)  the Company Group does not do or omit to do anything as a result of which any of the Warranties, as qualified by the Disclosure Letter, would not be true if given at any time before Completion; and

(h) the Company Group does not alter its Memorandum or Articles of Association unless the Buyer first consents in writing, which consent must not be unreasonably withheld.

6.2  ACCESS

Before the Completion Date, the Sellers must ensure that the Buyer and any persons authorised by the Buyer, are given full access during normal business hours on reasonable notice to inspect the assets, Properties, books of account, records and documents of the Company Group.

                                  PART 7
                                COMPLETION

7.1  DATE FOR COMPLETION

Subject to clause 2.1, Completion must take place at the office of the Sellers' Solicitors at 12.00 midday on the day which is 5 Business Days after satisfaction or waiver of the conditions precedent set out in clause
2.1 or any other time and date as the Buyer and Sellers agree.

7.2  DELIVERY OF DOCUMENTS

At Completion:

(a)  Lobike must give to the Buyer the following documents:

     (1)  the unexecuted entitlement and acceptance form for the Lobike
          Rights; and

     (2) the renunciation form in respect of the Lobike Rights in favour of the Buyer, executed by Lobike;

(b)  Locana must give to the Buyer the following documents:

     (1)  the unexecuted entitlement and acceptance form for the Locana
          Rights;

     (2) the renunciation form in respect of the Locana Rights in favour of the Buyer, executed by Locana;

(c)  Lofiva must give to the Buyer the following documents:

     (1)  the unexecuted entitlement and acceptance form for the Lofiva
          Rights;


                      -17-
     (2) the renunciation form in respect of the Lofiva Rights in favour of the Buyer, executed by Lofiva;

(d)  Logela must give to the Buyer the following documents:

     (1)  the unexecuted entitlement and acceptance form for the Logela
          Rights;

     (2) the renunciation form in respect of the Logela Rights in favour of the Buyer, executed by Logela; and

(e) the Sellers must give to the Buyer the written resignations of all directors of the Company except Kenneth John Moon, Neild Alfred McIntosh and Terrence John Lawrence to be effective on the appointment of the director to be appointed at the Board meeting to be convened under clause 7.3.

7.3  BOARD MEETING

At Completion the Sellers must ensure that a meeting of the directors of the Company is convened and conducts the following business:

(a)  the acceptance of the application to be made under clause 7.4(c);

(b) the issue of 12,127 shares in the Company to the Buyer pursuant to the application referred to in clause 7.3(a);

(c) the issue to the Buyer of a share certificate for 12,127 ordinary shares in the Company; and

(d)  the appointment of George R Kempton as a director of the Company.

7.4  BUYER'S OBLIGATIONS AT COMPLETION

Subject to the Sellers' performance of their obligations under clauses 7.2 and 7.3, at Completion the Buyer must:

(a)  perform its obligations under clause 5.1;

(b) deliver to the Sellers the written consent to act from George R Kempton as a director of the Company;

(c) exercise the rights attached to the Rights and apply to the Company for the issue of 12,127 ordinary shares in the Company pursuant to the Rights; and

(d) pay the amount of $12,127 to the Company, being the application money for the shares applied for under clause 7.4(c).



                      -18-
7.5  CONDITIONS OF COMPLETION

(a) Completion is conditional on both the Buyer and the Sellers complying with all of their obligations under this part 7.

(b) If either the Sellers or the Buyer fails to fully comply with its obligations under this part 7 and the parties do not complete this agreement then:

     (1) each party must return to the other all documents delivered to it under this part 7;

     (2) each party must repay to the other all payments received by it under this part 7;

     (3) each party must do everything reasonably required by the other party to reverse any action taken under this part 7;

     without prejudice to any other rights any party may have in respect of that failure.

                                  PART 8
                                 NOT USED

                                  PART 9
                                WARRANTIES

9.1  GIVING OF WARRANTIES

Subject only to clear and specific qualifications made in the Disclosure Letter, the Sellers jointly and severally give the Warranties in favour of the Buyer as at the date of this agreement and for each day up to and including Completion.

9.2  BUYER'S INVESTIGATION

Any investigation, whether before or after the date of this agreement, made by or for the Buyer in respect of the Company Group does not affect either:

(a)  the Warranties; or

(b) the Power of the Buyer if a warranty is untrue, incorrect or misleading.

9.3  INDEPENDENT WARRANTIES

Each of the Warranties is to be construed independently of the others and is not limited by reference to any other Warranty.



                      -19-
9.4  INDEMNITY

Subject to clause 9.6, each of the Sellers severally indemnifies the Buyer against any claim, action, damage, loss, liability, cost, charge, expense or outgoing which the Buyer pays, suffers, incurs or is liable for in respect of:

(a) any matter or thing in respect of the Company Group being other than as warranted in this agreement; and

(b)  any breach by the Sellers of this agreement.

9.5  RELIANCE

The Buyer has entered into this agreement in reliance only on the Warranties and on no other statement or representation made to the Buyer or its agents and representatives.

9.6  LIMITATION ON CLAIMS FOR BREACH OF THE CAPPED LIABILITY WARRANTIES

Subject to clause 9.8, the Buyer's right to claim for breach of the Capped Liability Warranties and under the indemnity in clause 9.4(a) in respect of the Capped Liability Warranties is limited as follows:

(a) the Buyer must give written notice to the Sellers of the general nature of the claim in question during the Capped Warranty Period;

(b) the aggregate amount claimed against the Sellers in respect of all breaches must exceed $500,000, in which case the Buyer may recover all amounts claimed and not just the excess over $500,000; and

(c) the maximum aggregate amount which the Buyer may recover from any of the Sellers in respect of all claims (exclusive of interest and the costs and expenses of making claims) is the amount of the Purchase Price paid to that specific Seller.

9.7  BUYER'S WARRANTIES

The Buyer gives the following warranties in favour of the Sellers as at the date of this agreement and for each day up to and including Completion:

(a) it has power and authority to enter into this agreement and perform its obligations under this agreement;

(b) it has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms.

(c) the execution, delivery and performance by it of this agreement complies with:


                      -20-
     (1) each law, regulation, authorisation, ruling, judgement, order or decree of any Government Agency; and

     (2) its memorandum and articles of association or other constituent documents.

9.8  NEGATIVE COVENANTS

(a)  During the Capped Warranty Period, Lobike must not:

     (1)  deal with, sell or otherwise part with possession of;

     (2) create, permit, suffer to exist, or agree to, any Security Interest or other third party right, other than a Security Interest or right in favour of the Buyer over; or

     (3) attempt to do anything listed in clauses 9.8(a)(1) and (2) in respect of,

     any of the 5,750 ordinary shares in the Company of which Lobike is the registered holder after Completion without the prior written consent of the Buyer.

(b)  During the Capped Warranty Period, Locana must not:

     (1)  deal with, sell or otherwise part with possession of,

     (2) create, permit, suffer to exist, or agree to, any Security Interest or other third party right, other than a Security Interest or right in favour of the Buyer over; or

     (3) attempt to do anything listed in clauses 9.8(b)(1) and (2) in respect of,

     any of the 5,750 ordinary shares in the Company of which Locana is the registered holder after Completion without the prior written consent of the Buyer.

(c)  During the Capped Warranty Period, Lofiva must not:

     (1)  deal with, sell or otherwise part with possession of;

     (2) create, permit, suffer to exist, or agree to, any Security Interest or other third party right, other than a Security Interest or right in favour of the Buyer over; or

     (3) attempt to do anything listed in clauses 9.8(c)(1) and (2) in respect of,



                      -21-
     any of the 5,750 ordinary shares in the Company of which Lofiva is the registered holder after Completion without the prior written consent of the Buyer.

(d)  During the Capped Warranty Period, Logela must not:

     (1)  deal with, sell or otherwise part with possession of;

     (2) create, permit, suffer to exist, or agree to, any Security Interest or other third party right, other than a Security Interest or right in favour of the Buyer over; or

     (3) attempt to do anything listed in clauses 9.8(d)(1) and (2) in respect of,

     any of the 5,750 ordinary shares in the Company of which Logela is the registered holder after Completion without the prior written consent of the Buyer.

                                  PART 10
                          TERMINATION AND DAMAGES

10.1 RIGHT OF BUYER TO TERMINATE

(a)  If at any time up to Completion:

     (1) the Sellers breach a term of this agreement in a material respect;

     (2) any Warranty is or becomes false, misleading or incorrect in a material respect when made or regarded as made under this agreement (except to the extent disclosed in the Disclosure Letter); or

     (3)  a material adverse change occurs in:

          (A)  the Business;

          (B) the assets of the Company Group taken as a whole or a significant part of the Company Group; or

          (C) the financial or trading position or prospects of the Company Group taken as a whole,

          since the Accounts Date which was not disclosed in the Disclosure Letter,

     then the Buyer may by giving Written notice to the Sellers before Completion elect to terminate its obligation to buy the Rights and to perform its other obligations under this agreement.

                      -22-
(b) The Buyer may exercise its right of termination under clause 10.1(a) without affecting any of its other rights and remedies.

                                  PART 11
                              CONFIDENTIALITY

11.1 LEGAL REQUIREMENTS

A party may disclose anything in respect of this agreement as required:

(a)  by applicable law or any agreement binding on the party; or

(b) by any recognised stock exchange on which its shares or the shares of any Related Corporation are listed,

but to the extent possible, it must consult with the other parties before making the disclosure and use reasonable endeavours to agree on the form and content of the disclosure.

11.2 DISCLOSURE TO OFFICERS AND PROFESSIONAL ADVISORS

A party may disclose anything in respect of this agreement or the terms of the sale of the Rights to the officers and professional advisors of that party and its Related Corporations to the extent reasonably required in the conduct of that party's business but it must use its best endeavours to ensure all matters disclosed are kept confidential.

11.3 FURTHER PUBLICITY

Subject to clauses 11.1 and 11.2 no party may disclose the provisions of this agreement, the Purchase Price or other terms on which the Rights are sold unless the other party first consented in writing.

                                  PART 12
                        DUTIES, COSTS AND EXPENSES

12.1 DUTIES

(a) The Buyer must pay any Duty in respect of the execution, delivery and performance of:

     (1)  this agreement; and

     (2) any agreement or document entered into or signed under this agreement.

(b) The Buyer must pay any fine, penalty or other cost in respect of a failure to pay any Duty except to the extent that the fine, penalty or other cost is caused by an act or default on the part of the Sellers.


                      -23-
(c) The Buyer indemnifies the Sellers against any amount payable under clause 12.l (a) or clause 12.1 (b) or both.

12.2 COSTS AND EXPENSES

Subject to clause 12.1, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this agreement or other agreement or document described in clause 12.1(a).

12.3 COSTS OF PERFORMANCE

Any action to be taken by the Buyer or the Sellers in performing its obligations under this agreement must be taken at its own cost and expense unless otherwise provided in this agreement.

                                  PART 13
                      LOBIKE GUARANTEE AND INDEMNITY

13.1 GUARANTEE

McIntosh unconditionally and irrevocably guarantees to the Buyer:

(a)  the payment of the Lobike Guaranteed Moneys; and

(b)  the performance of Lobike's obligations under this agreement.

13.2 PAYMENT

If the Lobike Guaranteed Moneys are not paid when due, McIntosh must immediately on demand from the Buyer pay to the Buyer the Lobike Guaranteed Moneys in the same manner and currency as the Lobike Guaranteed Moneys are required to be paid.

13.3 PERFORMANCE

If Lobike fails to perform its obligations under this agreement when they are due, McIntosh must immediately on demand from the Buyer cause Lobike to perform its obligations under this agreement.

13.4 INDEMNITY

(a) If any of the Lobike Guaranteed Moneys (or amounts which would have been Lobike Guaranteed Moneys had they not been irrecoverable) are:

     (1)  irrecoverable from Lobike; and

     (2) not recoverable by the Buyer from McIntosh on the basis of a guarantee,


                      -24-
     McIntosh as a separate and principal obligation:

     (3) indemnifies the Buyer against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by the Buyer in relation to the non-payment of those amounts; and

     (4)  must pay to the Buyer an amount equal to those amounts.

(b) McIntosh indemnifies the Buyer against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by the Buyer in relation to:

     (1) the failure of Lobike to perform its obligations under this agreement; or

     (2) the failure of McIntosh to cause Lobike to perform its obligations under this agreement.

13.5 EXTENT OF GUARANTEE AND INDEMNITY

(a)  This part 13 applies:

     (1) to the present and future amount of the Lobike Guaranteed Moneys and the present and future obligations of Lobike under this agreement; and

     (2) to this agreement, as amended, supplemented, renewed or replaced with the consent of McIntosh.

(b) The obligations of McIntosh under this part 13 extend to any increase in the Lobike Guaranteed Moneys and any change in the obligations of Lobike as a result of any amendment, supplement, renewal or replacement of any agreement to which Lobike, McIntosh and the Buyer are a party.

(c) This part 13 is not affected nor are the obligations of McIntosh under this agreement released or discharged or otherwise affected by anything which but for this provision might have that effect.

13.6 AVOIDANCE OF PAYMENTS

(a) If any payment, conveyance, transfer or other transaction relating to or affecting the Lobike Guaranteed Moneys or any obligation of Lobike under this agreement is:

     (1)  void, voidable or unenforceable in whole or in part; or



                      -25-
     (2) is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

     the liability of McIntosh under this part 13 and any Power is the same as if:

     (3) that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

     (4) any release, settlement or discharge made in reliance on any thing referred to in clause 13.6(a)(3),

     had not been made and McIntosh must immediately take all action and sign all documents necessary or required by the Buyer to restore to the Buyer this part 13 and any Security Interest held by the Buyer immediately before the payment, conveyance, transfer or transaction.

13.7 PRINCIPAL AND INDEPENDENT OBLIGATION

(a)  This part 13 is:

     (1) a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

     (2) independent of and not in substitution for or affected by any other Collateral Security which the Buyer may hold in respect of the Lobike Guaranteed Moneys or the obligations of Lobike under this agreement or any other person.

(b)  This part 13 is enforceable against McIntosh:

     (1)  without first having recourse to any Collateral Security; and

     (2)  whether or not the Buyer has:

          (A)  made demand upon Lobike; or

          (B) given notice to Lobike or any other person in respect of any thing; or

          (C)  taken any other steps against Lobike or any other person.

13.8 NO COMPETITION

(a) Subject to clause 13.8(b), until the Lobike Guaranteed Moneys have been fully paid, until the obligations of Lobike under this agreement have been fully performed and until this part 13 has been finally discharged, McIntosh must not, either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of Lobike.

                      -26-
(b) If required by the Buyer, McIntosh must prove in any liquidation of Lobike for all amounts owed to McIntosh.

(c) All amounts recovered by McIntosh from any liquidation or under any Security Interest from Lobike must be received and held in trust by McIntosh for the Buyer to the extent of the unsatisfied liability of McIntosh under this part 13.

13.9 CONTINUING GUARANTEE AND INDEMNITY

This part 13 is a continuing obligation of McIntosh, despite:

(a)  any settlement of account; or

(b)  the occurrence of any other thing,

and remains in full force and effect until:

(c)  all the Lobike Guaranteed Moneys have been paid in full;

(d)  the obligations of Lobike under this agreement have been performed;
     and

(e)  this part 13 has been finally discharged by the Buyer.

                                  PART 14
                      LOCANA GUARANTEE AND INDEMNITY

14.1 GUARANTEE

Rogan unconditionally and irrevocably guarantees to the Buyer:

(a)  the payment of the Locana Guaranteed Moneys; and

(b)  the performance of Locana's obligations under this agreement.

14.2 PAYMENT

If the Locana Guaranteed Moneys are not paid when due, Rogan must immediately on demand from the Buyer pay to the Buyer the Locana Guaranteed Moneys in the same manner and currency as the Locana Guaranteed Moneys are required to be paid.

14.3 PERFORMANCE

If Locana fails to perform its obligations under this agreement when they are due, Rogan must immediately on demand from the Buyer cause Locana to perform its obligations under this agreement.



                      -27-
14.4 INDEMNITY

(a) If any of the Locana Guaranteed Moneys (or amounts which would have been Locana Guaranteed Moneys had they not been irrecoverable) are:

     (1)  irrecoverable from Locana; and

     (2) not recoverable by the Buyer from Rogan on the basis of a guarantee,

     Rogan as a separate and principal obligation:

     (3) indemnifies the Buyer against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by the Buyer in relation to the non-payment of those amounts; and

     (4)  must pay to the Buyer an amount equal to those amounts.

(b) Rogan indemnifies the Buyer against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by the Buyer in relation to:

     (1) the failure of Locana to perform its obligations under this agreement; or

     (2) the failure of Rogan to cause Locana to perform its obligations under this agreement.

14.5 EXTENT OF GUARANTEE AND INDEMNITY

(a)  This part 14 applies:

     (1) to the present and future amount of the Locana Guaranteed Moneys and the present and future obligations of Locana under this agreement; and

     (2) to this agreement, as amended, supplemented, renewed or replaced with the consent of Rogan.

(b) The obligations of Rogan under this part 14 extend to any increase in the Locana Guaranteed Moneys and any change in the obligations of Locana as a result of any amendment, supplement, renewal or replacement of any agreement to which Locana, Rogan and the Buyer are a party.

(c) This part 14 is not affected nor are the obligations of Rogan under this agreement released or discharged or otherwise affected by anything which but for this provision might have that effect.

                      -28-
14.6 AVOIDANCE OF PAYMENTS

(a) If any payment, conveyance, transfer or other transaction relating to or affecting the Locana Guaranteed Moneys or any obligation of Locana under this agreement is:

     (1)  void, voidable or unenforceable in whole or in part; or

     (2) is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

     the liability of Rogan under this part 14 and any Power is the same as if:

     (3) that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

     (4) any release, settlement or discharge made in reliance on any thing referred to in clause 14.6(a)(3),

     had not been made and Rogan must immediately take all action and sign all documents necessary or required by the Buyer to restore to the Buyer this part 14 and any Security Interest held by the Buyer immediately before the payment, conveyance, transfer or transaction.

14.7 PRINCIPAL AND INDEPENDENT OBLIGATION

(a)  This part 14 is:

     (1) a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

     (2) independent of and not in substitution for or affected by any other Collateral Security which the Buyer may hold in respect of the Locana Guaranteed Moneys or the obligations of Locana under this agreement or any other person.

(b)  This part 14 is enforceable against Rogan:

     (1)  without first having recourse to any Collateral Security; and

     (2)  whether or not the Buyer has:

          (A)  made demand upon Locana; or

          (B) given notice to Locana or any other person in respect of any thing; or

          (C)  taken any other steps against Locana or any other person.


                      -29-
14.8 NO COMPETITION

(a) Subject to clause 14.8(b), until the Locana Guaranteed Moneys have been fully paid, until the obligations of Locana under this agreement have been fully performed and until this part 14 has been finally discharged, Rogan must not, either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of Locana.

(b) If required by the Buyer, Rogan must prove in any liquidation of Locana for all amounts owed to Rogan.

(c) All amounts recovered by Rogan from any liquidation or under any Security Interest from Locana must be received and held in trust by Rogan for the Buyer to the extent of the unsatisfied liability of Rogan under this part 14.

14.9 CONTINUING GUARANTEE AND INDEMNITY

This part 14 is a continuing obligation of Rogan, despite:

(a)  any settlement of account; or

(b)  the occurrence of any other thing,

and remains in full force and effect until:

(c)  all the Locana Guaranteed Moneys have been paid in full;

(d)  the obligations of Locana under this agreement have been performed;
     and

(e)  this part 14 has been finally discharged by the Buyer.

                                  PART 15
                      LOFIVA GUARANTEE AND INDEMNITY

15.1 GUARANTEE

Moon unconditionally and irrevocably guarantees to the Buyer:

(a)  the payment of the Lofiva Guaranteed Moneys; and

(b)  the performance of Lofiva's obligations under this agreement.







                      -30-
15.2 PAYMENT

If the Lofiva Guaranteed Moneys are not paid when due, Moon must immediately on demand from the Buyer pay to the Buyer the Lofiva Guaranteed Moneys in the same manner and currency as the Lofiva Guaranteed Moneys are required to be paid.

15.3 PERFORMANCE

If Lofiva fails to perform its obligations under this agreement when they are due, Moon must immediately on demand from the Buyer cause Lofiva to perform its obligations under this agreement.

15.4 INDEMNITY

(a) If any of the Lofiva Guaranteed Moneys (or amounts which would have been Lofiva Guaranteed Moneys had they not been irrecoverable) are:

     (1)  irrecoverable from Lofiva; and

     (2) not recoverable by the Buyer from Moon on the basis of a guarantee,

     Moon as a separate and principal obligation:

     (3) indemnifies the Buyer against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by the Buyer in relation to the non-payment of those amounts; and

     (4)  must pay to the Buyer an amount equal to those amounts.

(b) Moon indemnifies the Buyer against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by the Buyer in relation to:

     (1) the failure of Lofiva to perform its obligations under this agreement; or

     (2) the failure of Moon to cause Lofiva to perform its obligations under this agreement.

15.5 EXTENT OF GUARANTEE AND INDEMNITY

(a)  This part 15 applies:

     (1) to the present and future amount of the Lofiva Guaranteed Moneys and the present and future obligations of Lofiva under this agreement; and

                      -31-
     (2) to this agreement, as amended, supplemented, renewed or replaced with the consent of Moon.

(b) The obligations of Moon under this part 15 extend to any increase in the Lofiva Guaranteed Moneys and any change in the obligations of Lofiva as a result of any amendment, supplement, renewal or replacement of any agreement to which Lofiva, Moon and the Buyer are a party.

(c) This part 15 is not affected nor are the obligations of Moon under this agreement released or discharged or otherwise affected by anything which but for this provision might have that effect.

15.6 AVOIDANCE OF PAYMENTS

(a) If any payment, conveyance, transfer or other transaction relating to or affecting the Lofiva Guaranteed Moneys or any obligation of Lofiva under this agreement is:

     (1)  void, voidable or unenforceable in whole or in part; or

     (2) is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

     the liability of Moon under this part 15 and any Power is the same as if:

     (3) that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

     (4) any release, settlement or discharge made in reliance on any thing referred to in clause 15.6(a)(3),

     had not been made and Moon must immediately take all action and sign all documents necessary or required by the Buyer to restore to the Buyer this part 15 and any Security Interest held by the Buyer immediately before the payment, conveyance, transfer or transaction.

15.7 PRINCIPAL AND INDEPENDENT OBLIGATION

(a)  This part 15 is:

     (1) a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

     (2) independent of and not in substitution for or affected by any other Collateral Security which the Buyer may hold in respect of the Lofiva Guaranteed Moneys or the obligations of Lofiva under this agreement or any other person.


                      -32-
(b)  This part 15 is enforceable against Moon:

     (1)  without first having recourse to any Collateral Security; and

     (2)  whether or not the Buyer has:

          (A)  made demand upon Lofiva; or

          (B) given notice to Lofiva or any other person in respect of any thing; or

          (C)  taken any other steps against Lofiva or any other person.

15.8 NO COMPETITION

(a) Subject to clause 15.8(b), until the Lofiva Guaranteed Moneys have been fully paid, until the obligations of Lofiva under this agreement have been fully performed and until this part 15 has been finally discharged, Moon must not, either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of Lofiva.

(b) If required by the Buyer, Moon must prove in any liquidation of Lofiva for all amounts owed to Moon.

(c) All amounts recovered by Moon from any liquidation or under any Security Interest from Lofiva must be received and held in trust by Moon for the Buyer to the extent of the unsatisfied liability of Moon under this part 15.

15.9 CONTINUING GUARANTEE AND INDEMNITY

This part 15 is a continuing obligation of Moon, despite:

(a)  any settlement of account; or

(b)  the occurrence of any other thing,

and remains in full force and effect until:

(c)  all the Lofiva Guaranteed Moneys have been paid in full;

(d)  the obligations of Lofiva under this agreement have been performed;
     and

(e)  this part 15 has been finally discharged by the Buyer.





                      -33-
                                  PART 16
                      LOGELA GUARANTEE AND INDEMNITY

16.1 GUARANTEE

Miller unconditionally and irrevocably guarantees to the Buyer:

(a)  the payment of the Logela Guaranteed Moneys; and

(b)  the performance of Logela's obligations under this agreement.

16.2 PAYMENT

If the Logela Guaranteed Moneys are not paid when due, Miller must immediately on demand from the Buyer pay to the Buyer the Logela Guaranteed Moneys in the same manner and currency as the Logela Guaranteed Moneys are required to be paid.

16.3 PERFORMANCE

If Logela fails to perform its obligations under this agreement when they are due, Miller must immediately on demand from the Buyer cause Logela to perform its obligations under this agreement.

16.4 INDEMNITY

(a) If any of the Logela Guaranteed Moneys (or amounts which would have been Logela Guaranteed Moneys had they not been irrecoverable) are:

     (1)  irrecoverable from Logela; and

     (2) not recoverable by the Buyer from Miller on the basis of a guarantee,

     Miller as a separate and principal obligation:

     (3) indemnities the Buyer against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by the Buyer in relation to the non-payment of those amounts; and

     (4)  must pay to the Buyer an amount equal to those amounts.

(b) Miller indeninifies the Buyer against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by the Buyer in relation to:

     (1) the failure of Logela to perform its obligations under this agreement; or

                      -34-
     (2) the failure of Miller to cause Logela to perform its obligations under this agreement.

16.5 EXTENT OF GUARANTEE AND INDEMNITY

(a)  This part 16 applies:

     (1) to the present and future amount of the Logela Guaranteed Moneys and the present and future obligations of Logela under this agreement; and

     (2) to this agreement, as amended, supplemented, renewed or replaced with the consent of Miller.

(b) The obligations of Miller under this part 16 extend to any increase in the Logela Guaranteed Moneys and any change in the obligations of Logela as a result of any amendment, supplement, renewal or replacement of any agreement to which Logela, Miller and the Buyer are a party.

(c) This part 16 is not affected nor are the obligations of Miller under this agreement released or discharged or otherwise affected by anything which but for this provision might have that effect.

16.6 AVOIDANCE OF PAYMENTS

(a) If any payment, conveyance, transfer or other transaction relating to or affecting the Logela Guaranteed Moneys or any obligation of Logela under this agreement is:

     (1)  void, voidable or unenforceable in whole or in part; or

     (2) is claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

     the liability of Miller under this part 16 and any Power is the same as if:

     (3) that payment, transaction, conveyance or transfer (or the void, voidable or unenforceable part of it); and

     (4) any release, settlement or discharge made in reliance on any thing referred to in clause 16.6(a)(3),

     had not been made and Miller must immediately take all action and sign all documents necessary or required by the Buyer to restore to the Buyer this part 16 and any Security Interest held by the Buyer immediately before the payment, conveyance, transfer or transaction.



                      -35-
16.7 PRINCIPAL AND INDEPENDENT OBLIGATION

(a)  This part 16 is:

     (1) a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

     (2) independent of and not in substitution for or affected by any other Collateral Security which the Buyer may hold in respect of the Logela Guaranteed Moneys or the obligations of Logela under this agreement or any other person.

(b)  This part 16 is enforceable against Miller:

     (1)  without first having recourse to any Collateral Security; and

     (2)  whether or not the Buyer has:

          (A)  made demand upon Logela; or

          (B) given notice to Logela or any other person in respect of any thing; or

          (C)  taken any other steps against Logela or any other person.

16.8 NO COMPETITION

(a) Subject to clause 16.8(b), until the Logela Guaranteed Moneys have been fully paid, until the obligations of Logela under this agreement have been fully performed and until this part 16 has been finally discharged, Miller must not, either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of Logela.

(b) If required by the Buyer, Miller must prove in any liquidation of Logela for all amounts owed to Miller.

(c) All amounts recovered by Miller from any liquidation or under any Security Interest from Logela must be received and held in trust by Miller for the Buyer to the extent of the unsatisfied liability of Miller under this part 16.

16.9 CONTINUING GUARANTEE AND INDEMNITY

This part 16 is a continuing obligation of Miller, despite:

(a)  any settlement of account; or

(b)  the occurrence of any other thing,


                      -36-
and remains in full force and effect until:

(c)  all the Logela Guaranteed Moneys have been paid in full;

(d)  the obligations of Logela under this agreement have been performed;
     and

(e)  this part 16 has been finally discharged by the Buyer.

                                  PART 17
                                  GENERAL

17.1 NOTICES

(a) Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this agreement:

     (1) must be in legible writing and in English addressed as shown below:

          (A)  if to Lobike:

               Address:    36 The Grand Parade
                           Brighton-Le-Sands NSW 2216

               Attention:  Mr David McIntosh;

          (B)  if to Locana:

               Address:    50 Huntingdale Drive
                           Denham Court NSW 2565

               Attention:  Mr John Rogan;

          (C)  if to Lofiva:

               Address:    P.O. Box 66
                           Kellyville NSW 2153

               Attention:  Mr Kenneth Moon;

          (D)  if to Logela:

               Address:    Unit 1303
                           The Connaught
                           187 Liverpool Street
                           Sydney NSW 2000

               Attention:  Mr Leslie Miller;

                      -37-
          (E)  if to McIntosh:

               Address:    36 The Grand Parade
                           Brighton-Le-Sands NSW 2216;

          (F)  if to Rogan:

               Address:    50 Huntingdale Drive
                           Denham Court NSW 2565;

          (G)  if to Moon:

               Address:    P.O. Box 66
                           Kellyville NSW 2153;

          (H)  if to Miller:

               Address:    Unit 1303
                           The Connaught
                           187 Liverpool Street
                           Sydney NSW 2000; and

          (I)  if to the Buyer:

               Address:    One Madison Avenue
                           Cadillac, Michigan, USA

               Attention:  Mr Terry Murphy/Mr David Crooks
               Facsimile:  0011 1 616 775 3950,

          or as specified to the sender by any party by notice;

     (2) where the sender is a company, must be signed by an officer or under the common seal of the sender;

     (3) is regarded as being given by the sender and received by the addressee:

          (A)  if by delivery in person, when delivered to the addressee;

          (B) if by post, 5 Business Days from and including the date of postage; or

          (C) if by facsimile transmission, whether or not legibly received, when received by the addressee,

          but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time) it is regarded as received at 9.00 am on the following Business Day; and

                      -38-
     (4) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(b) A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 17.1(a)(3) and informs the sender that it is not legible.

(c) In this clause 17.1, reference to an addressee includes a reference to an addressee's officers, agents or employees.

(d) Notwithstanding any other paragraph of this clause 17.1, a notice will be deemed to be given by or to the Sellers if it is given by or to, as the case may be, Moon at the address for service for Moon specified in clause 17.1(a)(1)(G).

17.2 GOVERNING LAW AND JURISDICTION

(a)  This agreement is governed by the laws of New South Wales.

(b) Each party irrevocably submits to the exclusive jurisdiction of the courts of New South Wales.

(c) Each party irrevocably waives any objection to the venue of any legal process in New South Wales on the basis that the process has been brought in an inconvenient forum.

17.3 PROHIBITION OR ENFORCEABILITY

(a) Any provision of, or the application of any provision of, this agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b) Any provision of, or the application of any provision of this agreement, which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions of this agreement in that or any other jurisdiction.

(c) The application of this clause 17.3 is not limited by any other provision of this agreement in relation to severability, prohibition or enforceability.

17.4 WAIVERS

(a) A waiver, forbearance, abandonment, election or estoppel of, or affecting:


                      -39-
     (1)  a term of this agreement (including this clause 17.4);

     (2) a right, power, authority, discretion or remedy under this agreement;

     (3) a right, power, authority, discretion or remedy created or arising on a breach of or default under this agreement; or

     (4) the exercise of a right, power, authority, discretion or remedy referred to in either paragraph (2) or (3),

     must be in writing, or, in the case of estoppel, must be based on, a written statement signed by the party against whom the waiver, abandonment, election, forbearance or estoppel is claimed.

(b) A failure or delay in the exercise, or a partial exercise, of a right, power, authority, discretion or remedy referred to in clause
     17.4(a)(2) or (3) is not regarded as either a waiver, forbearance, abandonment or election or the basis of an estoppel, of or affecting any thing referred to in clause 17.4(a)(1), (2), (3) or (4).

17.5 VARIATION

A variation of any term of this agreement must be in writing and signed by the parties.

17.6 CUMULATIVE RIGHTS

The powers of a party under this agreement do not exclude any other power.

17.7 NON-MERGER AND SURVIVAL OF WARRANTIES

(a) Neither the Warranties nor any other provision of this agreement which necessarily survives Completion merges on Completion.

(b)  The Warranties survive Completion of this agreement.

17.8 CONTINUING INDEMNITIES AND SURVIVAL OF INDEMNITIES

(a) Each indemnity of the Sellers contained in this agreement is a continuing obligation of the Sellers despite:

     (1)  any settlement of account; or

     (2)  the occurrence of any other thing,

     and remains in full force and effect until all money owing, contingently or otherwise, under any indemnity has been paid in full.

(b)  Each indemnity of the Sellers contained in this agreement:

                      -40-
     (1) is an additional, separate and independent obligation of the Sellers and no one indemnity limits the generality of any other indemnity; and

     (2)  survives the termination of this agreement.

17.9 FURTHER ASSURANCES

Each party must do all things necessary to give full effect to this agreement and the transactions contemplated by this agreement.

17.10 SPECIFIC PERFORMANCE

The Sellers acknowledge that monetary damages alone would not be adequate compensation to the Buyer for the Sellers' breach of their obligations under this agreement and that accordingly specific performance of those obligations is an appropriate remedy.

17.11 ENTIRE AGREEMENT

(a) This agreement embodies the entire agreement between the parties with respect to the subject matter of this agreement and supersedes any prior negotiation, arrangement, understanding or agreement with respect to the subject matter or any term of this agreement.

(b) Any statement, representation, term, warranty, condition, promise or undertaking made, given or agreed to in any prior negotiation, arrangement, understanding or agreement, has no effect except to the extent expressly set out or incorporated by reference in this agreement.

17.12 THIRD PARTY RIGHTS

No person (including, but not limited to, an Employee) other than the Buyer and the Sellers has or is intended to have any right, power or remedy or derives or is intended to derive any benefit under this agreement.

17.13 COUNTERPARTS

(a)  This agreement may be executed in any number of counterparts.

(b)  All counterparts, taken together, constitute one instrument.

(c)  A party may execute this agreement by signing any counterpart.







                      -41-
                                SCHEDULE 1
                                WARRANTIES
                               (Clause 1.1)

PART 1    TITLE AND AUTHORITY

1.1  LOBIKE AND THE VERNON AVENUE TRUST

(a) Lobike is the sole trustee of the Vernon Avenue Trust and enters into this agreement as trustee of the Vernon Avenue Trust pursuant to its powers under the Vernon Avenue Trust Deed.

(b) Lobike has power and authority including, without limitation, under the Vernon Avenue Trust Deed to enter into this agreement and perform its obligations under this agreement including, without limitation, selling and transferring the Lobike Rights.

(c) Lobike has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms.

(d) The execution, delivery and performance by Lobike of this agreement complies with:

     (1) each law, regulation, authorisation, ruling, judgement, order or decree of any Government Agency;

     (2) the memorandum and articles of association or other constituent documents of Lobike; and

     (3)  the Vernon Avenue Trust Deed.

(e) This agreement is entered into as part of the due and proper administration of the Vernon Avenue Trust and is for the benefit of the beneficiaries of the Vernon Avenue Trust.

(f) There has been no resolution or direction to terminate the Vernon Avenue Trust.

(g) There has been no resolution or direction to remove Lobike as trustee of the Vernon Avenue Trust.

(h) Lobike holds the Lobike Rights on trust for the Vernon Avenue Trust and the Lobike Rights are free of all Security Interests and other third party interests or rights.

(i) Lobike is able to sell and transfer the Lobike Rights without the consent of any other person and free of any pre-emptive rights or rights of first refusal.


                      -42-
1.2  LOCANA AND THE LEUMEAH ROAD TRUST

(a) Locana is the sole trustee of the Leumeah Road Trust and enters into this agreement as trustee of the Leumeah Road Trust pursuant to its powers under the Leumeah Road Trust Deed.

(b) Locana has power and authority including, without limitation, under the Leumeah Road Trust Deed to enter into this agreement and perform its obligations under this agreement including, without limitation, selling and transferring the Locana Rights.

(c) Locana has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms.

(d) The execution, delivery and performance by Locana of this agreement complies with:

     (1) each law, regulation, authorisation, ruling, judgement, order or decree of any Government Agency;

     (2) the memorandum and articles of association or other constituent documents of Locana; and

     (3)  the Leumeah Road Trust Deed.

(e) This agreement is entered into as part of the due and proper administration of the Leumeah Road Trust and is for the benefit of the beneficiaries of the Leumeah Road Trust.

(f)  There has been no resolution or direction to terminate the Leumeah
     Road Trust.

(g) There has been no resolution or direction to remove Locana as trustee of the Leumeah Road Trust.

(h) Locana holds the Locana Rights on trust for the Leumeah Road Trust and the Locana Rights are free of all Security Interests and other third party interests or rights.

(i) Locana is able to sell and transfer the Locana Rights without the consent of any other person and free of any pre-emptive rights or rights of first refusal.

1.3  LOFIVA AND THE SUNSET PLACE TRUST

(a) Lofiva is the sole trustee of the Sunset Place Trust and enters into this agreement as trustee of the Sunset Place Trust pursuant to its powers under the Sunset Place Trust Deed.


                      -43-
(b) Lofiva has power and authority including, without limitation, under the Sunset Place Trust Deed to enter into this agreement and perform its obligations under this agreement including, without limitation, selling and transferring the Lofiva Rights.

(c) Lofiva has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms.

(d) The execution, delivery and performance by Lofiva of this agreement complies with:

     (1) each law, regulation, authorisation, ruling, judgement, order or decree of any Government Agency;

     (2) the memorandum and articles of association or other constituent documents of Lofiva; and

     (3)  the Sunset Place Trust Deed.

(e) This agreement is entered into as part of the due and proper administration of the Sunset Place Trust and is for the benefit of the beneficiaries of the Sunset Place Trust.

(f)  There has been no resolution or direction to terminate the Sunset
     Place Trust.

(g) There has been no resolution or direction to remove Lofiva as trustee of the Sunset Place Trust.

(h) Lofiva holds the Lofiva Rights on trust for the Sunset Place Trust and the Lofiva Rights are free of all Security Interests and other third party interests or rights.

(i) Lofiva is able to sell and transfer the Lofiva Rights without the consent of any other person and free of any pre-emptive rights or rights of first refusal.

1.4  LOGELA AND THE CAIRNES ROAD TRUST

(a) Logela is the sole trustee of the Cairnes Road Trust and enters into this agreement as trustee of the Cairnes Road Trust pursuant to its powers under the Cairnes Road Trust Deed.

(b) Logela has power and authority including, without limitation, under the Cairnes Road Trust Deed to enter into this agreement and perform its obligations under this agreement including, without limitation, selling and transferring the Logela Rights.



                      -44-
(c) Logela has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms.

(d) The execution, delivery and performance by Logela of this agreement complies with:

     (1) each law, regulation, authorisation, ruling, judgement, order or decree of any Government Agency;

     (2) the memorandum and articles of association or other constituent documents of Logela; and

     (3)  the Cairnes Road Trust Deed.

(e) This agreement is entered into as part of the due and proper administration of the Cairnes Road Trust and is for the benefit of the beneficiaries of the Cairnes Road Trust.

(f)  There has been no resolution or direction to terminate the Cairnes
     Road Trust.

(g) There has been no resolution or direction to remove Logela as trustee of the Cairnes Road Trust.

(h) Logela holds the Logela Rights on trust for the Cairnes Road Trust and the Logela Rights are free of all Security Interests and other third party interests or rights.

(i) Logela is able to sell and transfer the Logela Rights without the consent of any other person and free of any pre-emptive rights or rights of first refusal.

PART 2    SHARES AND CAPITAL

2.1  AUTHORISED CAPITAL

The authorised capital of the Company is $50,000,000 divided into 50,000,000 ordinary shares of $1.00 each.

2.2  ISSUED CAPITAL

The total number of issued shares in the capital of the Company is 2,504 ordinary shares.

2.3  ISSUE OF OTHER SECURITIES

The Company is not under any obligation to issue or allot, and has not granted any person the right to call for the issue or allotment, of any shares or other securities of the Company at any time.

                      -45-
2.4  RIGHTS

The copies of:

(a)  the Notice of Meeting of the Directors of the Company dated 28
     November 1995;

(b)  the Resolution of the Directors of the Company dated 28 November 1995;
     and

(c) the Minute of Agreement under section 255 of the Corporations Law dated 28 November 1995,

in relation to the issue of the Rights by the Company are accurate, complete and not misleading.

PART 3    COMPANY GROUP

3.1  CORPORATE EXISTENCE

The Company:

(a)  is a proprietary company;

(b) has the power to own its assets and carry on its business as it is now being conducted;

(c) is not registered and is not required to be registered in any place as a recognised foreign company; and

(d)  does not carry on business in any place other than Australia.

3.2  COMPLIANCE WITH CONSTITUENT DOCUMENTS

The business affairs of the Company Group have been conducted in accordance with the respective Memoranda and Articles of Association of the members of the Company Group.

3.3  COMPANY GROUP

The corporate structure of the Company Group is set out in schedule 7.

3.4  COMPANY GROUP SECURITIES

Schedule 7 sets out, in the respect of each member of the Company Group except the Company:

(a)  its authorised capital;

(b)  the total number of issued shares in its capital; and

                      -46-
(c)  the registered holders of the issued shares.

3.5  ISSUE OF OTHER SECURITIES

No member of the Company Group is under any unfulfilled obligation to issue or allot, and has not granted any person a right which remains unexercised to call for the issue or allotment, of any shares or other securities of that member of the Company Group at any time.

PART 4    ACCURACY OF INFORMATION

4.1  INFORMATION ACCURATE

The written information given by or on behalf of the Sellers or their advisers to the Buyer or its advisers in respect of the Company Group and the sale of the Rights, copies of which is exhibited to this agreement at the time of execution and signed by the parties for purpose of identification, is in all material respects accurate and not misleading.

4.2  DISCLOSURE LETTER ACCURATE

The information in the Disclosure Letter and the schedules is in all material respects accurate and not misleading.

4.3  CONFIDENTIAL INFORMATION MEMORANDUM

(a)  With the exception of the projected financial information contained in
     Section 10 of Volume 1 of the Confidential Information Memorandum, the information contained in Volume 1 of the Confidential Information Memorandum is true and correct in all material respects.

(b) The historical financial information contained in Volume 2 of the Confidential Information Memorandum is true and correct in all material respects.

(c) The projected financial information contained in Section 10 of Volume 1 of the Confidential Information Memorandum and the projected financial information contained in Volume 2 of the Confidential Information Memorandum represent reasonable forecasts to the Knowledge of the Sellers.

PART 5    THE ACCOUNTS

5.1  BASIS OF PREPARATION

The Accounts:

(a)  have been prepared in accordance with the Accounting Standards;



                      -47-
(b) show a true and fair view of the financial position and the assets and liabilities of the Company Group at the Accounts Date and of the income, expenses and results of the operations of the Company Group for the financial period ended on the Accounts Date;

(c)  are not affected by any unusual or non-recurring item;

(d) take account of all gains and losses, whether realised or unrealised arising from foreign currency transactions;

(e) include all reserves and provisions for taxation that are necessary to cover all Tax liabilities of the Company Group in respect of any period up to the Accounts Date;

(f)  include all liabilities of the Company Group at the Accounts Date; and

(g) set out all contingent liabilities of the Company Group at the Accounts Date.

PART 6    POSITION SINCE ACCOUNTS DATE

6.1  POSITION SINCE ACCOUNTS DATE

Since the Accounts Date:

(a) the Business has been conducted in the ordinary course of ordinary business and in a proper and efficient manner;

(b) the Company Group has not disposed of any of its assets other than in the ordinary course of ordinary business;

(c) the Company Group has not acquired any assets other than in the ordinary course of ordinary business;

(d) the Company Group has not incurred any liabilities other than in the ordinary course of ordinary business;

(e) there has been no material adverse change affecting the Business, the assets of each member of the Company Group, or the financial or trading position or prospects of each member of the Company Group; and

(f) no dividends, bonus issues or other distributions or repayments of shareholders' loans have been declared, made or paid by any member of the Company Group and no share buy-backs have been agreed to or completed by any member of the Company Group.






                      -48-
PART 7    ASSETS

7.1  TITLE TO ASSETS

All the significant non-current assets used in the Business and all other significant non-current assets of each member of the Company Group are:

(a)  fully paid for;

(b)  in the possession of relevant member of the Company Group;

(c)  used solely by the Company Group;

(d) the absolute property of the relevant member of the Company Group free of all Security Interests and other third party rights; and

(e) not the subject of any lease or hire purchase agreement or agreements for purchase on deferred terms,

except as set out in schedule 2.

7.2  SECURITY INTERESTS

No member of the Company Group has granted or created, or agreed to grant or create, any Security Interests in respect of the assets of that member of the Company Group other than the Security Interests listed in schedule 2.

7.3  PLANT AND MACHINERY

To the Knowledge of the Sellers, all items of plant, machinery, equipment and vehicles of each member of the Company Group or used in the Business are:

(a)  in good repair and condition having regard to their age;

(b)  in satisfactory working order;

(c)  capable of doing the work for which they are designed;

(d)  not surplus to the requirements of the Company Group and the Business;
     and

(e)  recorded in the books of the relevant member of the Company Group.

7.4  STOCK

(a) Subject to Warranty 7.4(b) and to the Knowledge of the Sellers, all stock of each member of the Company Group is of good and merchantable quality.

                      -49-
(b)  Any slow-moving or obsolete stock has been written-down or written-off.

(c) Inventory levels are sufficient to meet the requirements of the Business and customer stock held in storage has been sold and has been adequately insured.

PART 8    INTELLECTUAL PROPERTY RIGHTS

8.1  OWNERSHIP

The Company Group beneficially owns or has an enforceable right to use all the Company Group Intellectual Property Rights listed in Schedule 3.

8.2  LIST COMPLETE

The Company Group does not own, use, or require in its business any Intellectual Property Rights other than those listed in schedule 3.

8.3  NO THIRD PARTY RIGHTS

No person, other than the Company Group or a licensor to the Company Group or the Indonesian Joint Venture, has any right to or may benefit from any Company Group Intellectual Property Right.

8.4  NO INFRINGEMENT

To the Knowledge of the Sellers, the use by the Company Group of the Company Group Intellectual Property Right does not breach or infringe any Intellectual Property Right of any other person.

8.5  REGISTRATION

The Company Group Intellectual Property Rights listed in schedule 3 are registered in the name of members of the Company Group as disclosed in schedule 3.

8.6  DISCLOSURE

No trade secret or confidential information of the Company Group has been disclosed or made available to any person except in the ordinary course of business.

PART 9    PROPERTIES

9.1  COMPANY GROUP'S INTEREST

No member of the Company Group has an interest in land except for its interest in the Properties.



                      -50-
9.2  FREEHOLD PROPERTIES

The Company Group has good title to the Freehold Properties free of all Security Interests and other third party interests or rights

9.3  OCCUPATION

(a) The Company Group has exclusive occupation and quiet enjoyment of the Properties and holds all easements, rights, interests and privileges necessary or appropriate for the conduct of the Business.

(b)  All properties occupied or used by the Company Group are:

     (1)  owned by the Company Group; or

     (2)  leased or licensed by the Company Group under the Property
          Leases.

9.4  TITLE DOCUMENTS

All documents constituting or affecting title to the Properties or true copies of them have been made available to the Buyer.

9.5  NO BREACH

No member of the Company Group is not in breach of or in default under any agreement or covenant affecting the Properties.

9.6  NO NOTICES

The Company Group has not received notice from any third party in respect of any of the Properties and, so far as it is aware, no proposal has been made:

(a) in respect of the compulsory acquisition or resumption of any part of any of the Properties;

(b) requiring work to be done or expenditure to be made on or in respect of any of the Properties; or

(c) which may adversely affect any part of any of the Properties or the Company Group's use of them.

9.7  CONDITION OF BUILDINGS

All buildings or other improvements on the Properties are in a good condition and state of repair having regard to their age and the use to which they are put.



                      -51-
9.8  DEFECTS

To the Knowledge of the Sellers, the Properties are not subject to any material defect or other thing which will or might materially decrease their ability to be used in the Business.

9.9  ENVIRONMENTAL LIABILITIES

(a) There are no Environmental Liabilities affecting any of the Properties.

(b) There are no factors affecting any of the Properties which are likely to give rise to any Environmental Liability.

PART 10   RECEIVABLES

10.1 COLLECTABILITY

All debts owing to and amounts due to the Company Group are:

(a)  collectable for their full amounts in accordance with their terms; or

(b)  covered by provisions in the Accounts,

and are not subject to any counter claim or set-off.

PART 11   SECURITY INTERESTS

11.1 LIST COMPLETE

The Company Group has granted or created, or agreed to grant or create, and is a party to only those loans, guarantees, letters of comfort, indemnities, finance leases, hire purchase agreements, or Security Interests disclosed in the Accounts or listed in schedule 2.

PART 12   CONTRACTS

12.1 NATURE OF CONTRACTS

Any agreement for the installation of refrigeration equipment binding on the Company Group:

(a)  is within the ordinary course of ordinary business of the Company
     Group;

(b)  is at arm's length;

(c) is capable of complete performance or termination without payment of damages, within 12 months after the date of this agreement; and


                      -52-
(d) is not with the Sellers, a Related Corporation or associate, as that term is defined in the Corporations Law, of the Sellers,

except as otherwise disclosed in schedule 4.

12.2 FOREIGN CURRENCY TRANSACTIONS

The Company Group is not party to any foreign currency transaction except as disclosed in the Disclosure Letter.

12.3 NO RESTRICTIVE COVENANTS

Other than as provided by the agreements referred to in schedule 3 and the Indonesian Joint Venture, the Company Group is not party to any agreement which restricts its freedom to engage in any activity or business in any area.

12.4 CHANGE OF CONTROL

The Company Group is not party to any agreement under which any third party is entitled or likely, as a result of a change in ownership of the Rights or the issue of the shares in the Company to be made pursuant to the
Rights:

(a)  to terminate the agreement; or

(b) to require the adoption of terms which are substantially less favourable to the Company Group than the current terms.

12.5 NO DEFAULT

To the Knowledge of the Sellers, no party to any agreement with the Company Group (including the Company Group) is in default under it or would be in default, but for the requirements of notice or lapse of time, or both that could have a material adverse effect on the Business.

12.6 NO NOTICES

The Company Group has not received any notice which might materially affect any rights of the Company Group in respect of any agreement.

12.7 LICENSING AGREEMENTS

(a)  The Company Group is in compliance with all terms of the Licensing
     Agreements.

(b) To the Knowledge of the Sellers, there is no reason to believe that, subject to usual negotiations, the Licensing Agreements will not be renewed by the parties to those agreements other than the Company Group upon expiration of those agreements.

                      -53-
PART 13   DELEGATIONS AND OFFERS

13.1 OFFERS OUTSTANDING

Any offer, tender or quotation made by the Company Group in respect of the Business which is outstanding and capable of acceptance by a third party, was made in the ordinary course of ordinary business.

PART 14   OUTSTANDING NOTES

14.1 OUTSTANDING NOTES

No cheque, promissory note or bill of exchange drawn, accepted or endorsed by the Company Group is still outstanding, other than those drawn to pay for obligations incurred by the Company Group in the ordinary course of its ordinary business.

PART 15   SHAREHOLDINGS AND MEMBERSHIPS

15.1 SHAREHOLDINGS

The Company Group is the holder and the beneficial owner of the shares and other capital and securities convertible into shares or other capital listed in schedule 7.

15.2 MEMBERSHIPS

The Company Group is not a member of any joint venture, partnership or unincorporated association (other than a recognised trade association) and the Indonesian Joint Venture.

15.3 PERMANENT ESTABLISHMENT

The Company Group does not have any permanent establishment (as that expression is defined in any relevant double taxation agreement to which Australia is a party) outside Australia.

15.4 OFFICERS

The details of the present directors, secretary, auditor and public officer of the Company Group are as shown in schedule 7.

PART 16   EMPLOYEES

16.1 SUPERANNUATION ALLOWANCES

Other than contributions to superannuation funds or otherwise required by law, no member of the Company Group is liable to pay any allowance,



                      -54-
annuity, benefit, lump sum, pension, premium or other payment in respect of the death, disability, retirement, resignation or dismissal of any Employee other than arising in the ordinary course of its ordinary business.

16.2 WRITTEN CONTRACTS

No member of the Company Group is a party to any written employment or service agreement other than those listed in schedule 5.

16.3 TERMINATION

Other than as may be required by law or pursuant to the agreements listed in schedule 5, the employment of each employee of any member of the Company Group can be lawfully terminated on 3 months' notice or less without payment of any damages or compensation, including any severance or redundancy payments.

16.4 INDUSTRIAL DISPUTES

No member of the Company Group has been involved in any material industrial dispute with its employees or any trade union at any time within the 5 years preceding the date of this agreement and the Sellers do not know of any circumstances likely to give rise to any material industrial dispute.

16.5 PROFIT SHARING AND BONUS PLANS

No member of the Company Group has any formal profit sharing, bonus plans or any other similar agreements with the Employees but has adopted a practice of ex gratia payments related to profitability and performance.

PART 17   SUPERANNUATION SCHEMES

17.1 LIST COMPLETE

Schedule 9 contains a complete list of all superannuation funds to which any member of the Company Group is obliged to make contributions in respect of any employees.

17.2 FUNDING

With respect to superannuation, there are no outstanding and unpaid contributions on the part of any member of the Company Group or any employee other than in the ordinary course of ordinary business.

17.3 APPROVALS

Where the superannuation funds listed in Schedule 9 require approval from any taxation authority, to the Knowledge of the Sellers, the approval has been obtained and is still current and the Sellers have no reason to believe that it may be revoked.

                      -55-
PART 18   UNIONS

18.1 AGREEMENTS

No member of the Company Group is a party to any agreement with a union or industrial organisation in respect of the employees outside the determinations of the Industrial Relations Commission.

PART 19   COMPLIANCE WITH LAWS

19.1 RESTRICTIVE TRADE PRACTICES

No member of the Company Group is a party to any agreement, contract, arrangement or understanding whether legally enforceable or not which is in breach of any restrictive trade practices legislation and has not engaged in any conduct or practice in breach of that legislation.

19.2 LAWS

The Company Group has complied with all laws applicable to the Company Group and the conduct of the Business including, without limitation, any Environmental Law.

19.3 LICENCES OBTAINED

(a) Each member of the Company Group has all necessary licences, consents, permissions, authorities and permits required to conduct its business and has paid all fees due in relation to them and complied with all conditions under them.

(b) The Sellers do not know of any factor which might prejudice the continuance or renewal of any licence, consent, permission, authority or permit required under Warranty 19.3(a).

PART 20   LITIGATION

20.1 COMPANY GROUP NOT A PARTY TO ANY LITIGATION

No member of the Company Group is, or has in the last 2 years been:

(a)  a party to any prosecution;

(b) a party to any litigation, arbitration proceedings or any other form of mediation or dispute resolution involving a claim exceeding $100,000; or

(c)  subject to any investigation by any Government Agency,

in respect of the Business, the assets of the Company Group or the Properties.

                      -56-
20.2 NO LITIGATION PENDING OR THREATENED

No investigation, prosecution, litigation, proceeding or any other form of mediation or dispute resolution referred to in Warranty 20.1 is pending or, to the Knowledge of the Sellers, threatened.

20.3 NO CIRCUMSTANCES

To the Knowledge of the Sellers, there are no circumstances which might give rise to any investigation, prosecution, litigation, proceeding or any other form of mediation referred to in Warranty 20.1.

PART 21   SOLVENCY

21.1 NO LIQUIDATION OR WINDING-UP

Other than the members' voluntary winding up of Austral C-Stores Pty Limited, no member of the Company Group has gone into liquidation or passed a winding-up resolution nor received a notice under sections 572 or 573 of the Corporations Law.

21.2 NO PETITION

No petition or other process for winding-up has been served on or threatened against any member of the Company Group and, to the Knowledge of the Sellers, there are no circumstances justifying a petition or other process.

21.3 NO WRIT OF EXECUTION

No writ of execution has been served on or enforced against any member of the Company Group or the property of any member of the Company Group and, to the Knowledge of the Sellers, there are no circumstances justifying a writ.

21.4 NO RECEIVER

No receiver or receiver and manager of any part of the undertaking or assets of any member of the Company Group, has been appointed or is threatened or expected to be appointed and, to the Knowledge of the Sellers, there are no circumstances justifying an appointment.

PART 22   RECORDS AND CONSTITUENT DOCUMENTS

22.1 RECORDS

All accounts, books, ledgers and financial and other records of each member of the Company Group:



                      -57-
(a)  are up-to-date;

(b)  have been fully and accurately maintained;

(c)  comply with all legal requirements; and

(d) are in the possession or under the control of the relevant member of the Company Group.

22.2 MEMORANDUM AND ARTICLES

The Company has supplied accurate and up-to-date copies of the Memorandum and Articles of Association of each member of the Company Group to the Buyer.

22.3 REGISTER OF MEMBERS

The Company Group has not received notice of any application or intended application for the rectification of its register of members or any other register which it is required by law to maintain.

PART 23   TAXES AND DUTIES

23.1 TAX PAID

Any Tax due and payable under any Tax Law in respect of any transaction, income or asset of the Company Group has been paid.

23.2 PROVISION IN ACCOUNTS

Adequate provision has been made in the Accounts for any Tax on the Company Group which the Sellers are or the Company Group is aware is payable or may become payable but which is unpaid.

23.3 WITHHOLDING TAX

Any obligation under any Tax Law to withhold amounts at source for withholding tax, PAYE tax, Prescribed Payments System tax and royalties has been complied with.

23.4 NO CAPITAL GAINS TAX RELIEF

No member of the Company Group has sought capital gains tax relief under section 16OZZO of the Tax Act with respect to any asset acquired by that member and which is still owned by that member of the Company Group at Completion.





                      -58-
23.5 DOCUMENTS STAMPED

Any Duty payable in respect of any Tax Law in relation to any transaction or agreement to which any member of the Company Group is or has been a party or by which any member of the Company Group derives, or has derived a substantial benefit has been paid.

23.6 RECORDS

Each member of the Company Group has maintained proper and adequate records to enable it to comply with its obligations to:

(a) prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law;

(b)  prepare any accounts necessary for the compliance of any Tax Law; and

(c)  retain necessary records as required by any Tax Law.

23.7 RETURNS SUBMITTED

Each member of the Company Group has submitted any necessary information, notices, computations and returns to the relevant Government Agency in respect of any Tax or any Duty relating to that member of the Company Group.

23.8 RETURNS ACCURATE

Any information, notice, computation and return which has been submitted by any member of the Company Group to a Government Agency in respect of any Tax or Duty:

(a)  discloses all material facts that should be disclosed under any Tax
     Law;

(b)  is not misleading; and

(c)  has been submitted on time.

23.9 COPIES ACCURATE

All copies of any information, notice, computation or return submitted by any member of the Company Group in respect of any Tax or Duty which have been supplied by the Sellers or their advisers are true and complete copies of the originals.

23.10 PUBLIC OFFICER

The office of public officer of each member of the Company Group as required under any Tax Law has always been occupied.

                      -59-
23.11 NO TAX AUDIT

No member of the Company Group is aware of any pending or threatened Tax or Duty audit.

23.12 NO DISPUTES

There are no disputes between any member of the Company Group and any Government Agency in respect of any Tax or Duty.

23.13 AVAILABILITY OF FUTURE INCOME TAX BENEFITS

To the Knowledge of the Sellers, no event has occurred which may prevent any member of the Company Group obtaining the benefit of any future income tax benefit provided for in the Accounts.

23.14 ANTI-AVOIDANCE

The Company Group has not entered into or been a party to any transaction which contravenes the anti-avoidance provisions of any Tax Law.

23.15 NO PREJUDICIAL ACTION

To the Knowledge of the Sellers, no member of the Company Group has taken any action which has or might alter or prejudice any arrangement, agreement or tax ruling which has previously been negotiated with or obtained from the relevant Government Agency under any Tax Law.

23.16 NO THIRD PARTY LIABILITY

No member of the Company Group is and will become liable to pay, reimburse or indemnify any person in respect of any Tax or Duty relating to any act or omission occurring before Completion because of the failure of any other person to discharge that Tax or Duty.

23.17 EVENTS SINCE ACCOUNTS DATE

(a)  Since the Accounts Date, no member of the Company Group has:

     (1) made or incurred or committed to make or incur any payment or expenditure other than in the ordinary course of its ordinary business;

     (2) disposed of any asset or supplied any service or business facility (including a loan of money or the letting, hiring or licensing of any property) other than in the ordinary course of its ordinary business; and

     (3) acquired any asset or received any service or business facility other than in the ordinary course of its ordinary business.

                      -60-
23.18 DISCLOSURE

To the Knowledge of the Sellers, all information necessary for the calculation of any Tax liabilities of any member of the Company Group:

     (a) up to the Accounts Date, has been disclosed to the Buyer before the date of this agreement; and

     (b) between the date of this agreement and the Completion Date, has been or will be made available to the Buyer at its request before the Completion Date.

PART 24   INSURANCE

24.1 CURRENT INSURANCES

Schedule 10 contains complete and accurate particulars of all current insurances and cover notes taken out in respect of the Company Group.

24.2 POLICIES

All insurances listed in schedule 10 are currently in full force and effect, all premiums due under them have been paid and, to the Knowledge of the Sellers, nothing has been done or omitted to be done which would make any of them void, voidable or unenforceable.

24.3 CLAIMS

To the Knowledge of the Sellers, there are no claims outstanding, pending or threatened against any member of the Company Group in respect of any accident or injury which are not fully covered by insurance but such claims may be subject to customary excess provisions.

24.4 ADEQUACY OF COVER

To the Knowledge of the Sellers, each member of the Company Group has, and at all material times has had, valid and adequate insurance cover in respect of the Business, its employees and assets:

(a) against all risks normally insured against by companies carrying on the same type of business as the Company Group or having similar assets;

(b)  for the full amount required by legislation;

(c)  for the full replacement value of its assets; and

(d)  from a well-established and reputable insurer.



                      -61-
EXECUTED by the parties as an agreement:

THE COMMON SEAL of
LOBIKE PTY LTD
was affixed to this document
in the presence of:


/S/ I.A. MCLENNAN                       /S/ D.J. MCINTOSH
                                        Director


I.A. MCLENNAN                           D.J. MCINTOSH
Name (please print)                     Name (please print)


THE COMMON SEAL of
LOCANA PTY LTD
was affixed to this document
in the presence of:


/S/ I.A. MCLENNAN                       /S/ K.J. MOON


I.A. MCLENNAN  PERSON AUTHORIZED        K.J. MOON  PERSON AUTHORIZED
Name (please print)                     Name (please print)


THE COMMON SEAL of
LOFIVA PTY LTD
was affixed to this document
in the presence of:


/S/ DAVID J. MCINTOSH                   /S/ K.J. MOON
Person Authorized                       Director

DAVID J. MCINTOSH                       K.J. MOON
Name (please print)                     Name (please print)











                      -62-
THE COMMON SEAL of
LOGELA PTY LTD
was affixed to this document
in the presence of:


/S/ I.A. MCLENNAN                       /S/ L.O. MILLER
                                        Director


I.A. MCLENNAN  PERSON AUTHORIZED        L.O. MILLER
Name (please print)                     Name (please print)


SIGNED by DAVID JAMES
MCINTOSH in the presence of:


/S/ I.A. MCLENNAN                       /S/ DAVID JAMES MCINTOSH
Witness                                 David James McIntosh


I.A. MCLENNAN
Name (please print)


SIGNED by JOHN RALPH
ROGAN by his Joint Attorneys in
the presence of:


/S/ I.A. MCLENNAN                       /S/ LESLIE OWEN MILLER
Witness                                 John Ralph Rogan
                                        /s/ D.J. McIntosh
                                        David J. McIntosh
I.A. MCLENNAN
Name (please print)


SIGNED by KENNETH JOHN
MOON in the presence of:


/S/ I.A. MCLENNAN                       /S/ K.J. MOON
Witness                                 Kenneth John Moon


I.A. MCLENNAN
Name (please print)


                      -63-
SIGNED by LESLIE OWEN
MILLER in the presence of:


/S/ I.A. MCLENNAN                       /S/ LESLIE OWEN MILLER
Witness                                 Leslie Owen Miller


I.A. MCLENNAN
Name (please print)


SIGNED for KYSOR INDUSTRIAL
CORPORATION by its attorney in the
presence of:


/S/ BRADLEY THOMAS RUSSELL              /S/ JOHN O'SULLIVAN
Witness                                 Attorney


BRADLEY THOMAS RUSSELL                  JOHN O'SULLIVAN
Name (please print)                     Name (please print)




























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